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                                                                    EXHIBIT 3.39

Sec. 183.0202
Wis. Stats.

                               State of Wisconsin
                      Department of Financial Institutions
              ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin limited liability company under Ch. 183 of the Wisconsin statutes:

Article 1.          NAME OF THE LIMITED LIABILITY COMPANY:

                    Tower Automotive Wisconsin, LLC

Article 2. THE LIMITED LIABILITY COMPANY IS ORGANIZED UNDER CH. 183 OF THE WISCONSIN STATUTES.

Article 3.          NAME OF THE INITIAL REGISTERED AGENT.

                    CSC-Lawyers Incorporating Service Company

Article 4.          STREET ADDRESS OF THE INITIAL REGISTERED OFFICE.

                    25 W. Main Street
                    Madison, WI 53703

Article 5.          MANAGEMENT OF THE LIMITED LIABILITY COMPANY SHALL BE
                    VESTED IN:

                    Its members

Article 6.          NAME AND COMPLETE ADDRESS OF EACH ORGANIZER:

                    Daniel H. Webber
                    5211 Cascade Road, S.E.
                    Grand Rapids, MI 49546

Other Information   THIS DOCUMENT WAS DRAFTED BY:

                    Peter G. Roth

                    SIGNATURE

                    Daniel H. Webber

                    CONTACT INFORMATION:

                    Ruth E. Reickard
                    P.O. Box 352
                    Grand Rapids, MI 49501-0352
                    rereickard@varnumlaw.com
                    616-336-6000

                    DATE & TIME OF RECEIPT

                    12/5/2002 12:21:13PM

                    CREDIT CARD TRANSACTION NUMBER